Exhibit 10.1

AMENDMENT NO. 3 TO

AMENDED AND RESTATED EXCLUSIVE SOFTWARE LICENSE AGREEMENT

This Amendment No. 3 to the Amended and Restated Exclusive Software License Agreement (the “Third Amendment”) is entered on April 6, 2026 and effective as of April 1, 2026 and through the term (the “Third Amendment Effective Date”) by and between SDE Inc., a California corporation (“Licensor”), and SNAIL GAMES USA, INC., a California corporation (“Licensee”). Licensor and together with Licensee, the “Parties,” and each, a “Party”). Capitalized terms used and not defined in this Second Amendment have the respective meanings assigned to them in the Existing Agreement (as defined below).

WHEREAS, the Parties entered into that certain Amended and Restated Exclusive Software License Agreement dated January 1, 2022, as amended by that certain Amendment No. 1 thereto, dated December 13, 2022, as amended by certain Amendment No 2 thereto, dated October 1, 2023, (as amended, the “Existing Agreement”);

WHEREAS, Licensor has developed and is in the process of commercially releasing a modified version of the original Game titled “ARK: Survival Evolved” which is known as “ARK: Survival Ascended” (the actual release date, the “ASA Launch Date”);

WHEREAS, the Parties desire to amend certain terms of the Existing Agreement pertaining to the License Fee, Royalty Payments with respect to the Game; and

WHEREAS, for the purposes of reflecting the items described in the foregoing recital, the Parties desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments to the Existing Agreement. As of the date hereof, the Existing Agreement is hereby amended as follows:

(a)	Monthly License Fee. Section 4.01 of the Existing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 4.01 Monthly License Fee. Licensee shall pay Licensor a monthly licensing fee of one million five hundred thousand U.S. dollars ($1,500,000), for a total of eighteen million U.S. dollars ($18,000,000) per year; provided, however, Licensee’s obligation to pay the foregoing monthly licensing fee shall be automatically terminated upon the public release of the sequel of the Game being developed by Licensor and currently titled as “ARK 2” (the “New Game”); provided, further however, Licensee shall remain obligated to pay the unpaid licensing fee attributable to the period ending on the date of the public release of the New Game.”

(b)	DLC Payments. Section 4.03 of the Existing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“DLC Payments. Licensee shall pay Licensor a one-time payment of five million U.S. dollars ($5,000,000) upon the release of each canonical DLC that includes a new canonical map during the Term; excluding the original five (5) DLCs included in ARK: Survival Ascended, any mini-packs or add-ons to canonical or non-canonical DLCs, and non-canonical maps for ARK: Survival Ascended as of the Second Amendment Effective Date. Such DLC shall be agreed to by the Parties pursuant to Section 3.02(a).

2. Limitation of Amendment. Except as specifically set forth herein, this Third Amendment shall not be deemed to waive, amend or modify any term or condition of the Existing Agreement, which is hereby ratified and reaffirmed and which shall remain in full force and effect according to its terms.

3. Counterparts; Electronic Signature. This Third Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement. An executed counterpart of this Second Amendment delivered by fax or other means of electronic communications, including DocuSign, and shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first written above.

SNAIL GAMES USA, INC.

By:	/s/ Heidy Chow
Name:	Heidy Chow
Title:	Chief Financial Officer

SDE INC.

By:	/s/ Zhou Ying
Name:	Zhou Ying
Title:	Chief Executive Officer